Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Cannabis Science, Inc.

Colorado Springs, Colorado

We consent to the reference of our Independent Registered Public Accounting Firm Report dated April 21, 2014, on our audit of the financial statements of Cannabis Science, Inc. as of December 31, 2013 and 2012 and for the years then ended, to be incorporated by reference in the Form S-8 to be filed with the Commission on or about October 9, 2014.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

October 9, 2014